                               DIRECT RX, INC.


May 2, 97

Dear Phil:

Thanks for your interest in accepting the leadership position in Diabetes Supplies, Division of Direct Rx, Inc. This letter will confirm the following terms and conditions for your employment.

Position:  Vice President
Salary:    $3,750 per month, semi-monthly.
Bonus:          Average monthly gross                 Monthly bonus
                 sales over 3 months
                     $  75,000                          $   500
                     $ 100,000                          $ 1,250
                     $ 150,000                          $ 2,250
                     $ 200,000                          $ 3,250
                     $ 250,000                          $ 4,250
                     $ 300,000                          $ 5,250
                     $ 350,000                          $ 6,250
                     $ 400,000                          $ 7,250
                     $ 450,000                          $ 8,250
                     $ 500,000                          $ 9,250


Bonus will be in addition to monthly base salary and will not exceed 20% of net operating profit.

Direct Rx will also grant an option to purchase 300,000 shares at 20 cents per share for a period of one year from the start of your employment. If this is not exercised during first year, Direct Rx will grant an option to purchase the balance of 300,000 shares at 50 cents per share for the second year of employment.

If the above profit goals are not reached, the granting of options will be at the sole discretion of the Direct Rx Board of directors.

In addition to this compensation package, standard benefits will be provided as established for Direct Rx and it's subsidiaries.

Looking forward to work with you soon.

Thanking you.

/s/ Kotha Sekharsm
---------------------
Kotha Sekharsm, Ph. D
President


      5905-A Hampton Oaks Pky. Tampa, FL 33610. Ph: (813) 628-0804 Fax:
                                (813) 612-9604

                                      84